EXHIBIT 99.1

Amtech Systems Acquires Entrepix, Inc., a Globally Recognized Expert in CMP and Wafer Cleaning

TEMPE, Ariz., January 17, 2023 /PRNewswire/ -- Amtech Systems, Inc. (NASDAQ: ASYS), announced today the acquisition of Entrepix, Inc., a globally recognized expert in chemical mechanical polishing (CMP) and wafer cleaning. Entrepix is expected to expand Amtech’s market opportunity and accelerate growth in the front-end wafer processing market, including silicon carbide applications.

“We are excited to add Entrepix’s robust CMP technology portfolio and wafer cleaning equipment to our existing substrate polishing and wet process chemical offerings, thereby increasing our penetration into a multitude of applications that utilize smaller wafers (200mm and below), including the high growth silicon carbide market,” said Michael Whang, CEO of Amtech Systems. “With the addition of Entrepix, Amtech now offers one of the industry’s broadest sets of substrate processing solutions, providing robust cross-selling opportunities across both Amtech’s and Entrepix’s respective customer bases. I believe Entrepix will provide a strategic benefit to Amtech and create meaningful value for our shareholders from day one,” added Whang.

“Joining Amtech represents the next step in the growth of Entrepix as we further penetrate the CMP industry through our engineered products, capital equipment, and services,” added Tim Tobin, Entrepix CEO. “Both companies share a culture of technical leadership, combined with deep domain expertise and unparalleled customer service, which we believe will further differentiate our combined solutions and drive success.”

Entrepix reported revenues of $26.7 million (unaudited) on a trailing twelve months basis ended December 31, 2022. The transaction closed on January 17, 2023, for a purchase price of $35 million, funded with available cash and a term loan with UMB Bank. The acquisition was structured through a reverse triangular merger wherein Amtech acquired Entrepix, Inc., resulting in Entrepix becoming a wholly owned subsidiary of the Company. The purchase price is subject to a customary working capital adjustment.

About Amtech Systems, Inc.

Amtech Systems, Inc. is a leading, global manufacturer of capital equipment, including thermal processing and wafer polishing, and related consumables used in fabricating semiconductor devices, such as silicon carbide (SiC) and silicon power, analog and discrete devices, and electronic assemblies and modules focusing on enabling technologies for electric vehicles (EV) and clean technology (CleanTech) applications. We sell these products to semiconductor device and module manufacturers worldwide, particularly in Asia, North America and Europe. Our strategic focus is on semiconductor growth opportunities in power electronics, sensors and analog devices leveraging our strength in our core competencies in thermal and substrate processing. We are a market leader in the high-end power chip market (SiC substrates, 300mm horizontal thermal reactor, and electronic assemblies used in power, RF, and other advanced applications), developing and supplying essential equipment and consumables used in the semiconductor industry. Amtech's products are recognized under the leading brand names BTU International, Bruce Technologies™, PR Hoffman™ and Intersurface Dynamics, Inc.

About Entrepix, Inc.

Entrepix, Inc. serves the semiconductor and related industries as a leading provider of chemical mechanical polishing (CMP) technology and services to IDMs, OEMs, MEMS, nanotechnology and CMP consumables suppliers. The company renews technology for existing and emerging CMP users by refurbishing semiconductor equipment or adapting the equipment for use in novel applications, such as airbag sensors and acoustic filters. As a technology renewal partner, Entrepix enables long-term, reliable, predictable and cost-effective performance of CMP and cleaning equipment. Headquartered in Phoenix, Entrepix operates a 38,000 square foot facility housing its CMP foundry and equipment remanufacturing facilities.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this press release is forward-looking in nature. All statements in this press release, or made by management of Amtech Systems, Inc. and its subsidiaries ("Amtech"), other than statements of historical fact, are hereby identified as "forward-looking statements" (as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995). The forward-looking statements in this press release relate only to events or information as of the date on which the statements are made in this press release. Examples of forward-looking statements include statements regarding Amtech's future financial results, operating results, business strategies, projected costs, products under development, competitive positions, plans and objectives of Amtech and its management for future operations, efforts to improve operational efficiencies and effectiveness and profitably grow our revenue, and enhancements to our technologies and expansion of our product portfolio. In some cases, forward-looking statements can be identified by terminology such as "may," "plan," "anticipate," "seek," "will," "expect," "intend," "estimate," "believe," "continue," "predict," "potential," "project," "should," "would," "could", "likely," "future," "target," "forecast," "goal," "observe," and "strategy" or the negative of these terms or other comparable terminology used in this press release or by our management, which are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. The Form 10-K that Amtech filed with the Securities and Exchange Commission (the "SEC") for the year-ended September 30, 2022, listed various important factors that could affect the Company's future operating results and financial condition and could cause actual results to differ materially from historical results and expectations based on forward-looking statements made in this document or elsewhere by Amtech or on its behalf. These factors can be found under the heading "Risk Factors" in the Form 10-K and in our subsequently filed Quarterly Reports on Form 10-Qs, and investors should refer to them. Because it is not possible to predict or identify all such factors, any such list cannot be considered a complete set of all potential risks or uncertainties. Except as required by law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Amtech Systems, Inc. Lisa D. Gibbs Chief Financial Officer (480) 360-3756 irelations@amtechsystems.com	Sapphire Investor Relations, LLC Erica Mannion and Mike Funari Investor Relations (617) 542-6180 irelations@amtechsystems.com